Exhibit 23.6

                        ALEX SHESHUNOFF & CO.
                        INVESTMENT BANKING



                    CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


       In connection with the proposed merger of The Commercial National Bank of Demopolis (CNB) with and into South Alabama Bancorporation, Inc., the undersigned, acting as an independent financial advisor to CNB, hereby consents to the inclusion of our Fairness Opinion of the transaction to CNB in the Prospectus.

                           September 15, 1998

                           ALEX SHESHUNOFF & CO.
                           INVESTMENT BANKING
                           AUSTIN, TEXAS


                           /s/ Alex Sheshunoff & Co.
                           Investment Banking